Exhibit 10.4

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (“Agreement”), effective as of August 14, 2018 (the “Effective Date”), is entered into by and among Gaming Nation Inc., an Ontario corporation (“GN”), PlayFast Games, LLC, a North Carolina limited liability company (“PF”), Leo Capital Holdings, LLC, an Illinois limited liability company (“Leo”), HC2 Holdings 2, Inc., a Delaware corporation (“HC2”), Continental General Insurance Company, a Texas corporation (“CGI”), and Motorsport Gaming US LLC, a Florida limited liability company (“Motorsport” and together with GN, PF, Leo, HC2 and CGI, the “Stockholders”), and 704Games Company, a Delaware corporation (formerly DMi, Inc.) (the “Company”), with respect to the following:

RECITALS:

WHEREAS, the Company, GN, PF, Leo and HC2 previously entered into that certain Amended and Restated Investor Rights Agreement, dated as of April 12, 2016 (the “Prior Agreement”).

WHEREAS, Motorsport is purchasing, concurrently with the Effective Date, from the Company 217,352 newly issued shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) pursuant to that certain Stock Purchase Agreement, dated on or about the date hereof, between the Company and Motorsport (the “Purchase Agreement”).

WHEREAS, the obligations in the Purchase Agreement are conditioned upon (i) termination of the Prior Agreement as of the Effective Date and (ii) the execution and delivery of this Agreement; and

WHEREAS, the Stockholders beneficially own the number of shares of the outstanding common stock, par value $0.001 per share, of the Company (the “Common Stock”), and Series A Convertible Participating Preferred Stock (the “Preferred Stock” and collectively with Common Stock, the “Shares”) as follows:

Stockholder	Number of Shares

GN	41,204 shares of Common Stock

HC2	54,807 shares of Common Stock

PF	30,903 shares of Common Stock

Leo	10,301 shares of Common Stock

CGI	51,500 shares of Common Stock

Motorsport	217,352 shares of Common Stock

WHEREAS, the Stockholders and the Company desire to enter into this Agreement to supersede in its entirety the Prior Agreement and to provide for (1) certain restrictions on the transfer and disposition of the Shares, and (2) certain other terms, rights, and obligations concerning the Shares and the operations, business, and affairs of the Company, all as more specifically provided herein.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the Parties agree as follows:

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1. Definitions.

As used herein, the following words shall have the following meanings:

1.1 “Act” shall mean the Securities Act of 1933, as amended.

1.2 “Affiliate” shall mean any Person who directly or indirectly controls, is controlled by, or is under common control with the specified Person.

1.3 “Agreement” shall mean this Stockholders’ Agreement.

1.4 “Board” shall mean the Board of Directors of the Company.

1.5 “Change of Control” means (i) the Disposition of all or substantially all of the assets of the Company to any Person; (ii) a Disposition resulting in more than fifty percent (50%) of the Shares being held by one or more Persons; or (iii) a merger, consolidation, recapitalization, reorganization or similar transaction of the Company.

1.6 “Company” shall mean 704GAMES COMPANY, a Delaware corporation (formerly DMi, Inc.), and its successors and assigns.

1.7 “Disposition” (and, in the verb form, “Dispose”) shall mean any assignment, transfer, sale, exchange, conveyance, disposition, gift or testamentary disposition whatsoever, whether voluntary, involuntary, by operation of law or otherwise.

1.8 “Equity Securities” shall mean (i) any Common Stock, Preferred Stock, any other preferred stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock, any other preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock, or any other preferred stock or other security or (iv) any such warrant or right.

1.9 “Offered Shares” shall have the meaning set forth in Section 3.2.

1.10 “Offering Stockholder” shall have the meaning set forth in Section 3.2.

1.11 “Parties” shall mean the Company and each of the Stockholders. “Party” shall mean one of the foregoing.

1.12 “Percentage Interest” shall mean, with respect to a Stockholder as of any date, such Stockholder’s portion of all outstanding Shares, expressed as a percentage, and adjusted from time to time in accordance with this Agreement. The percentage referenced in the preceding sentence shall be determined by dividing (x) the total number of Shares held by such Stockholder as of such date by (y) the total number of outstanding Shares held by all Stockholders as of such date.

1.13 “Person” shall mean an individual, firm, partnership, corporation, or other legal or business entity, howsoever characterized.

1.14 “Remaining Shares” shall have the meaning set forth in Section 3.2.

1.15 “Remaining Stockholder” shall have the meaning set forth in Section 3.2.

1.16 “Securities” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Preferred Stock and any other preferred stock or other security of the Company by whatever name called, now owned or subsequently acquired by the Stockholders, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, conversions, similar events or otherwise.

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1.17 “Stockholder” and “Stockholders” shall mean the Stockholders as reflected in the introductory paragraph above, any Stockholders subsequently added to this Agreement pursuant to Section 2.2, and their legal representatives, permitted successors, and permitted assigns.

1.18 “Transfer” shall mean to Dispose or pledge, encumber, hypothecate, or otherwise create a security interest, whether voluntary, involuntary, by operation of law or otherwise.

2. Issuance of Shares.

2.1 The Parties understand that the Shares have not been registered under the Act and have been issued in reliance in part upon the exemptions afforded under Regulation D or Section 4(a)(2) of the Act; nor have such Shares been registered or qualified under the securities laws of any state securities laws.

2.2 Subject to the restrictions and provisions of this Agreement, including Section 5.3, the Board shall be authorized to sell additional shares of Common Stock or Preferred Stock, provided that any new Stockholder executes and agrees to be bound by the terms of this Agreement by executing a counterpart to this Agreement.

2.3 Each certificate, if any, representing the Shares of the Company shall bear on the face of the same the following legend:

“The sale or other transfer for consideration of the shares represented by this certificate or any interest therein is subject to the restrictions of a Stockholders’ Agreement effective as of August 14, 2018, as the same may be amended or restated from time to time (the “Stockholders’ Agreement”). A copy of the Stockholders’ Agreement is available for inspection during normal business hours at the principal executive office of the Company. All the terms and provisions of the Stockholders’ Agreement are hereby incorporated by reference and made a part of this certificate. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

3. Transfers.

3.1 All Transfers Limited.

(a) Except as provided in Section 3.3, no Stockholder shall Transfer any Shares (including rights to receive distributions with respect to such Shares), whether in order to secure any debt or obligation or otherwise, and whether voluntarily or involuntarily, without the complying with the provisions of Section 3.2.

(b) Subject to the restrictions of this Agreement, no Stockholder shall Dispose of all or any part (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of the Shares owned by it unless and until the transferee, and such transferee’s spouse (if any) executes and delivers to the Company a counterpart signature page of this Agreement, and any spousal consent (if applicable), whereby such transferee (and such transferee’s spouse, if applicable) shall become bound by the provisions of this Agreement (and the spousal consent) in the same manner and to the same extent as the other Stockholders (or their spouses, as applicable).

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(c) Subject to Section 3.1(d) below, any Transfer in violation of this Section 3.1 shall be void ab initio and of no force or effect.

(d) Notwithstanding anything to the contrary contained in this Agreement or otherwise, each Stockholder may Transfer any Shares (including rights to receive distributions with respect to such Shares) to such Stockholders’ Affiliate without any consent of approval of the Board, any other Stockholder and without the Legacy Director Approval.

3.2 Rights of First Refusal.

(a) Notice of Intent to Dispose. If a Stockholder wishes to Dispose of any of his, her or its Shares (an “Offering Stockholder”), such Offering Stockholder must first give written notice of such intent to the Company (the “Disposition Notice”). The Disposition Notice shall (i) be accompanied by a signed copy of any proposed Disposition agreement or offer letter and (ii) name the proposed transferee, describe such transferee’s business background and specify the class and series of Shares to be sold (each, an “Offered Share”), the number of Offered Shares, the price per Offered Share, the payment terms the intended date of such Disposition and the other material terms and conditions to such Disposition. Promptly on receipt of the Disposition Notice, the secretary of the Company shall forward a copy of the Disposition Notice to each member of the Board.

(b) Company Right of First Refusal. For twenty (20) days following delivery of the Disposition Notice to the Company in accordance with this Agreement (the “Company Exercise Period”), the Company shall have the right of first refusal (but not an obligation) to purchase the Offered Shares. The purchase price and terms for such right of first refusal shall be the same price per Share and terms and conditions as those offered to the proposed transferee. If the Company exercises the option on or prior to the expiration of the Company Exercise Period, as to all or part of the Offered Shares, the Company shall give notice of that fact to the Offering Stockholder.

(c) Stockholders’ Secondary Right of First Refusal. If the Company does not exercise its right of first refusal as to all of the Offered Shares on or prior to the expiration of the Company Exercise Period, then the Stockholders other than the Offering Stockholder (the “Remaining Stockholders”) shall have a right of first refusal (but not an obligation) to purchase any Offered Shares not purchased by the Company (the “Remaining Shares”).

(i) Notice. A copy of the Disposition Notice shall be given by the Company to the Remaining Stockholders promptly, and in any event no less than two (2) days, following the earlier of: (a) the day following the Company’s election not to exercise its right of first refusal as to all of the Offered Shares; or (b) the expiration of the Company Exercise Period. The purchase price and terms for the Remaining Stockholders’ right of first refusal shall be the same price per Share and terms and conditions as those offered to the proposed transferee.

(ii) Exercise. Within twenty (20) days after the delivery of the Disposition Notice to the Remaining Stockholders (the “Stockholder Notice Period”), any Remaining Stockholder desiring to acquire any part or all of the Remaining Shares shall deliver to the CEO or President of the Company a written election to purchase such Remaining Shares. Notwithstanding the foregoing, if more than one Remaining Stockholder wishes to purchase all of the Remaining Shares, then each Remaining Stockholder shall have the right to purchase its Percentage Interest of Remaining Shares (as determined with respect to the Remaining Stockholders) or such Remaining Shares as the Remaining Stockholders may otherwise agree among themselves, each at the same price per Share and terms and conditions as those offered to the proposed transferee.

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(iii) Undersubscription of Transfer Stock. If rights of first refusal have been exercised by the Company or any Remaining Stockholders pursuant to this Section 3.2 with respect to some but not all of the Offered Stock by the expiration of the Stockholder Notice Period, then the Company shall, within three (3) days after the expiration of the Stockholder Notice Period, send written notice (the “Undersubscription Notice”) to those Remaining Stockholders who fully exercised their right of first refusal within the Stockholder Notice Period (the “Exercising Stockholders”). Each Exercising Stockholder shall, subject to the provisions of this Section 3.2(c)(iii), have an additional right to purchase all or any part of the balance of any such remaining unsubscribed Remaining Shares at the same price per Share and terms and conditions as those offered to the proposed transferee. To exercise such right, an Exercising Stockholder must deliver an Undersubscription Notice to the Offering Stockholder and the Company within ten (10) days after the expiration of the Stockholder Notice Period. In the event there are two (2) or more such Exercising Stockholders that choose to exercise such right of first refusal for a total number of Remaining Shares in excess of the number available, the Remaining Shares available for purchase under this Section 3.2(c)(iii), shall be allocated to such Exercising Stockholders pro rata based on the number of shares of Offered Stock such Exercising Stockholders have elected to purchase pursuant to their rights of first refusal (without giving effect to any shares of Offered Stock that any such Exercising Stockholder has elected to purchase pursuant to the Undersubscription Notice). If the rights to purchase the remaining shares are exercised in full by the Exercising Stockholders, the Company shall immediately notify all of the Exercising Stockholders and the Offering Stockholder of that fact.

(d) Closing. Within five (5) days after the expiration of the Stockholder Notice Period or the Undersubscription Period (as applicable) the CEO or President of the Company shall notify each Remaining Stockholder who exercised its right of first refusal of the number of the Remaining Shares as to which such Remaining Stockholder’s election is effective. The closing of the purchase of Offered Stock by the Company and the Remaining Stockholders (as applicable) shall take place, and all payments from the Company and the Remaining Stockholders (as applicable) shall have been delivered to the Offering Stockholder, by the later of (i) the date specified in the Proposed Disposition Notice as the intended date of the proposed transferee; and (ii) one hundred twenty (120) days after delivery of the Disposition Notice.

(e) Not All Shares Purchased. If not all of the Offered Shares are subscribed for, the Offering Stockholder is free to Dispose all of the Offered Shares not subscribed for to the transferee named in the Disposition Notice, subject to Section 3.4 hereof. This Disposition may occur at any time within forty-five (45) days following the expiration of the Stockholder Notice Period or the Undersubscription Period (as applicable) and shall be made at the price and on the terms and conditions stated in the Disposition Notice. The Offering Stockholder shall not be entitled to Dispose of the Shares without again complying with this Section unless the Offered Shares are actually Disposed of within such forty-five (45) day period to the proposed transferee named, and at the price and on the terms and conditions specified, in the Disposition Notice.

(f) Dispositions Not Subject To Right Of First Refusal. The following Dispositions (“Permitted Dispositions”) shall not be subject to the rights of first refusal set forth in this Section 3.2:

(i) Dispositions Among Stockholders. Any Stockholder may effect the Disposition of such Shares by Disposing such Shares to another Stockholder in an arm’s length transaction for said Shares’ fair market value.

(ii) Inter Vivos Dispositions. Any Stockholder who is a natural person may Dispose, by inter vivos Disposition, any or all of his, her, or its Shares to a trust primarily for such Stockholder’s (and/or his or her immediately family’s) benefit so long as such Stockholder is and remains a trustee of the trust and, as such, has sole voting and disposition control on behalf of the trust with respect to such Shares, and provided that all terms and conditions set forth in this Agreement shall apply to such Shares as if still held by the transferor Stockholder. Any Shares Disposed pursuant to this Section 3.2(b) subsequently may be Disposed back to the Disposing Stockholder, in which case the terms and conditions of this Agreement shall also apply.

(iii) Company Repurchase Rights. The Company may repurchase Shares from any Stockholder at the lower of cost or the then current fair market value for such Shares pursuant to the terms of any separate written agreement to which such Stockholder is a party containing vesting or repurchase provisions with respect thereto.

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(iv) Drag-Along or Tag-Along. A Disposition may be effected pursuant to (1) the exercise of the drag-along rights set forth in Section 3.3 and (2) the tag-along rights set forth in Section 3.4 hereof.

(v) Equityholder Disposition. Any Stockholder who is a corporation, limited partnership or limited liability company may effect the Disposition of such Shares by Disposing such Shares to its stockholders, members, partners or Affiliates.

3.3 Drag-Along Rights

(a) Participation. If the holders of at least 85% of the Company’s then issued and outstanding voting securities approve or agree to effect (the “Approving Stockholders”) a Change of Control (a “Drag-Along Sale”), then, each Stockholder (each, a “Drag-Along Stockholder”) shall participate in such Drag-Along Sale in the manner set forth in this Section 3.3.

(b) Sale of Stock; Sale of Assets. Subject to compliance with Section 3.3(c) and Section 3.3(d):

(i) If the Drag-Along Sale is structured as a Change of Control involving the sale of Shares, then each Drag-Along Stockholder shall sell, with respect to all Shares included in the Drag-Along Sale, the same proportion of his, her or its Shares being sold by the Company’s other Stockholders and holders of the Equity Securities (on an as converted into Common Stock basis), and on the same terms and conditions as the Company’s other Stockholders and holders of the Equity Securities; and

(ii) If the Drag-Along Sale is structured as a sale of all or substantially all of the consolidated assets of the Company or as a merger, consolidation, recapitalization, reorganization or similar transaction of the Company or other transaction requiring the consent or approval of the Stockholders, then notwithstanding anything to the contrary in this Agreement, each Drag-Along Stockholder shall (A) vote (in person, by proxy or by written consent, as requested) all of its Shares in favor of the Drag-Along Sale (and any related actions necessary to consummate such sale) and otherwise consent to and raise no objection to such Drag-Along Sale and such related actions and (B) refrain from taking any actions to exercise, and shall take all actions to waive, any dissenters’, appraisal, or other similar rights that it may have in connection with such transaction.

(c) Drag-Along Notice. The Approving Stockholders shall exercise their rights pursuant to this Section 3.3 by delivering a written notice (the “Drag-Along Notice”) to each Drag-Along Stockholder no more than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale (the “Drag-Along Agreement”) and, in any event, no later than twenty (20) days prior to the closing date of such Drag-Along Sale. The Drag-Along Notice shall attach a copy of the Drag-Along Agreement and all ancillary agreements (including any form of ancillary agreement) proposed to be executed in connection with the Drag-Along Sale and describe in reasonable detail (i) the name(s) of the parties to the Drag-Along Sale, (ii) the proposed date, time, and location of the closing of the Drag-Along Sale and (iii) the proposed amount and form of consideration in the Drag-Along Sale, including, if applicable, the purchase price per Share and the other material terms and conditions of the Drag-Along Sale.

(d) Conditions of Sale. The obligations of the Drag-Along Stockholders in respect of a Drag-Along Sale under this Section 3.3 are subject to the satisfaction of the following conditions:

(i) The consideration to be received by each Drag-Along Stockholder shall be the same form and price per Share to be received by each other Drag-Along Stockholder (on a fully diluted and exercised basis) and the terms and conditions of such sale shall be the same as those upon which each other Drag-Along Stockholder sells its Shares;

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(ii) If any Drag-Along Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-Along Stockholders;

(iii) Each Drag-Along Stockholder shall execute the same Drag-Along Agreement and any related ancillary agreements in connection with the Drag-Along Sale (in each case, as applicable) and make or provide the same representations, warranties, covenants (including covenants not to compete and other restrictive covenants), indemnities (directly to the third party purchaser and/or indirectly pursuant to a contribution agreement, as required by the Board), purchase price adjustments, escrows, and other obligations as each other Drag-Along Stockholder makes or provides in connection with the Drag-Along Sale; and

(iv) Each Drag-Along Stockholder’s liability for indemnification in the Drag-Along Sale (including for the inaccuracy of any representations and warranties made by the Company), is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Drag-Along Stockholder of any representations, warranties and covenants provided by all Drag-Along Stockholders), and is pro rata in proportion to and does not exceed the amount of consideration paid to such Drag-Along Stockholder in connection with such Drag-Along Sale.

(e) Cooperation. Each Drag-Along Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by each other Drag-Along Stockholder.

(f) Fees and Expenses. The fees and expenses of the Stockholders (either directly or indirectly by the Company) incurred in connection with a Drag-Along Sale and for the benefit of all Drag-Along Stockholders, to the extent not paid or reimbursed by the Company or the third party purchaser, shall be shared by all the Drag-Along Stockholders on a pro rata basis, based on the aggregate monetary consideration received by each such Stockholder in the Drag-Along Sale.

3.4 Tag-Along Rights.

(a) If a Stockholder desires to Dispose of any or all of its Shares, such Disposition is subject to the restrictions set forth in this agreement (including the rights of first refusal set forth in Section 3.2), and if there are any Remaining Shares after the expiration of the Stockholder Notice Period or the Undersubscription Period (as applicable), each Remaining Stockholder may elect to exercise its right to participate with the Offering Stockholder in the proposed Disposition (the “Tag-Along Sale”) at the same price per Share and terms and conditions as those offered to the proposed transferee.

(b) Each Remaining Stockholder who desires to exercise its tag-along right must give the Offering Stockholder a written notice prior to the expiration of Stockholder Notice Period. If any Remaining Stockholder elects to participate in such Disposition (each such Person so electing to participate is a “Tag-Along Stockholder”), each Tag-Along Stockholder will be entitled to sell in the contemplated Disposition, at the same price per Share and terms and conditions, the number of Remaining Shares equal to the product of (i) the quotient determined by dividing (A) the Percentage Interest of the Tag-Along Stockholder by (B) the sum of the Percentage Interests of the Offering Stockholder and all of the Tag-Along Stockholders, multiplied by (ii) the number of Remaining Shares to be sold in the Tag-Along Sale. For the avoidance of doubt, all numbers included in such formula shall be determined after taking into account any Remaining Shares bought or sold (or to be bought or sold) pursuant to the Remaining Stockholders’ rights of first refusal set forth in Section 3.2. For example, if there were 20 Remaining Shares, and if the Offering Stockholder’s Percentage Interest at such time was 10% and if the sum of the Tag-Along Stockholders’ Percentage Interests at such time was 75%, the Offering Stockholder would be entitled to sell 2.35 Remaining Shares ((10% ÷ 85%) x 20 Shares) and the Tag-Along Stockholders would be entitled to sell 17.65 Remaining Shares ((75% ÷ 85%) x 20 Shares).

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(c) The Offering Stockholder will not Dispose of any of its Shares to the prospective transferee if the prospective transferee declines to allow the participation of any Tag-Along Stockholder.

(d) If the closing of such Tag-Along Sale does not occur within one hundred twenty (120) days after the date of the Disposition Notice with respect thereto, or if the actual price per Share and terms and conditions of the Tag-Along Sale are not the same price per Share and terms and conditions as those offered to the proposed transferee by the Offering Stockholder, the Tag-Along Stockholders shall be entitled to revoke their election to participate in such Tag-Along Sale, in which event any subsequent Disposition of Shares by such Offering Stockholder shall once again become subject to the provisions of Section 3.1, Section 3.2 and this Section 3.5. The exercise or non-exercise of the rights of a Stockholder hereunder to participate in one or more sales of Shares made by an Offering Stockholder shall not adversely affect a Stockholder’s right to participate in subsequent sales of Shares.

(e) Dispositions Not Subject To Tag-Along Rights. Permitted Dispositions (for the avoidance of doubt, other than Permitted Distributions effected under Section 3.2(f)(iv)(2)) shall not be subject to the tag-along rights set forth in this Section 3.4.

4. Other Agreements.

4.1 Covenant Not to Compete; Non-Solicitation.

(a) As used in this Section 4.1, the following terms shall have the following meanings:

(i) “Applicable Platform” means Sony PlayStation, Microsoft Xbox, Nintendo Wii, personal computers utilizing or that will utilize from time to time during the during the Restricted Period (as defined below) Microsoft Windows as the operating system, and any mobile phone or tablet devices utilizing Apple OS X, Apple iOS, Android, Blackberry OS, Microsoft Windows or any successor platform, operating system or online version thereof, and any other similar platform, operating system or online version utilized by the Company.

(ii) “Restricted Business” means the business of developing, marketing, licensing and/or selling any video gaming product that (A) is playable on an Applicable Platform, (B) is licensed to the Company on an exclusive basis from time to time during the Restricted Period or developed by the Company or any of its subsidiaries exclusively for the use by the Company, and (C) that has a motorsports theme that is intended to replicate authentic motorsports racing vehicles, competition rules and structure and/or fantasy motorsports racing.

(b) In consideration for the mutual promises contained herein, each Stockholder agrees that, for a period during which any such Person holds or beneficially owns the Shares or any other securities of the Company plus three (3) years following the date after any such Person ceases to hold or beneficially own the Shares or any other securities of the Company (the “Restricted Period”), neither such Stockholder, nor its Affiliates, shall engage in the Restricted Business, whether directly or indirectly, as a partner, stockholder, officer, director, employee, consultant, independent contractor, agent, sole proprietor, manager or other personal or representative capacity, within the United States of America; provided, however, that nothing herein shall in any manner (i) prohibit any Stockholder or any Affiliate thereof from owning, as a passive investment, up to two percent (2%) of the outstanding equity securities of any Person listed on any national securities exchange, (ii) restrict any direct or indirect holder or beneficial owner of equity in PF, or (iii) restrict Motorsport or any of its Affiliates with respect to its development and licenses of the gaming products.

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(c) Each Stockholder agrees and covenants that, during the Restricted Period, it will not, anywhere in the world, individually or collectively, directly or indirectly, cause, induce, encourage, or assist any Person to (i) call on or solicit any supplier, vendor, business partner, independent contractor, client or customer of the Company for purposes of diverting such customer to a competing business, or induce or encourage (or attempt to induce or encourage) any supplier, vendor, business partner, independent contractor, client or customer or other Person to cease conducting business with the Company; or (ii) induce or encourage (or attempt to induce or encourage) any employee of the Company to leave such employment, whether for purposes of employing or contracting any such employee in a competing business or for any other reason; provided, however, nothing in this Section 4.1(c) shall prevent or preclude any Stockholder from, directly or indirectly, (A) offering employment through public advertising or general solicitations to the public not targeting employees of the Company, or (B) soliciting, hiring, or otherwise engaging any former employee of the Company whose employment was terminated by the Company more than six (6) months prior to the date of such solicitation, hiring, or engagement.

(d) The Parties agree that to the extent any provision or portion of Section 4.1 shall be held, found, or deemed to be unreasonable, unlawful, or unenforceable by a court of competent jurisdiction, that any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law. The Parties do further agree that any court of competent jurisdiction shall, and the Parties hereto do hereby expressly authorize, require and empower any court of competent jurisdiction to, enforce any such provision thereof in order that any such provision or portion thereof shall be enforced to the fullest extent permitted by applicable law.

4.2 Confidentiality.

(a) Each Stockholder shall keep confidential and not divulge any information (including all client lists, business plans, and analyses) concerning the Company, including its client information, assets, business, operations, financial condition, or prospects (“Information”), and use such Information only in connection with the operation of the Company; provided, however, that nothing herein shall prevent any Stockholder from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder, (iii) to the extent compelled by legal process or required pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Stockholders, (vi) to such Stockholder’s legal and accounting advisors that in the reasonable judgment of such Stockholder need to know such Information or (vii) to the extent necessary in connection with such Stockholder’s performance of duties to the Company as an employee or otherwise; provided, further, that in the case of clause (i), (ii) or (iii), such Stockholder shall notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment. Upon the termination of any Stockholder’s employment with the Company for any reason, such Stockholder shall promptly return all Information to the Company or provide the Company with written certification that all such Information has been destroyed.

(b) The restrictions of this Section 4.2 shall not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder in violation of this Agreement; (ii) is or becomes available to a Stockholder on a non-confidential basis prior to its disclosure to the receiving Stockholder, (iii) is or has been independently developed or conceived by such Stockholder without use of the Company’s Information or (iv) becomes available to the receiving Stockholder on a non-confidential basis from a source other than the Company or any other Stockholder, provided, that such source is not known by the recipient of the information to be bound by any obligation of confidentiality to the Company or any disclosing Stockholder or any of their representatives.

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(c) As a violation by any Party of this Section 4.2 would cause irreparable injury to the Company, and there is no adequate remedy at law for such violation, the Company shall, notwithstanding anything to the contrary herein, have the right in addition to any other remedies available, at law or equity, to equitable relief against the Stockholder from violating such provisions. The Parties hereby waive any and all defenses they may have on the grounds of lack of jurisdiction or competence of the court to grant an injunction or other equitable relief, or otherwise. The existence of this right shall not preclude any other rights and remedies at law or in equity that the Company may have.

4.3 Consent to Specific Performance under the Purchase Agreement. Each Stockholder hereby consents to the issuance of Shares to Motorsport (and waives its rights under Section 6.1 of this Agreement) to the limited extent such issuance is made pursuant to the enforcement by Motorsport of its rights under and in accordance with Section 8.17 of the Purchase Agreement, which is set forth below:

“If as of the date of the Closing the representation of the Company in Section 2.2.4 of this Agreement is breached because any person owns or has a legally binding and enforceable right to own shares of the capital stock of the Company (or securities convertible for shares of such capital stock), and such ownership or right causes the Purchaser to own less than own fifty one percent (51%) of the capital stock of the Company, calculated on a fully diluted basis as of the date of the Closing (the “Minimum Threshold”), the Purchaser may elect in lieu of its rights under Section 6.1.1 to require the Company to issue such number of shares of Common Stock (with the same powers, preferences and other rights held by the other Common Stock of the Company) necessary to cause the Purchaser to own the Minimum Threshold. For the avoidance of doubt, the calculation of the Minimum Threshold shall exclude any and all stock appreciation rights, phantom stock rights or other rights that are not convertible for shares of the capital stock of the Company.”

5. Voting Provisions Relating to the Board; Special Approval Rights.

5.1 Board Size and Composition.

(a) Each Stockholder shall vote, or cause to be voted, at a regular or special meeting of stockholders (or by written consent) all Securities owned by such Stockholder (or as to which such Stockholder has voting power or voting control) in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors.

(b) On the date hereof and from time to time and at all times thereafter, in any election of the Company’s directors, the Stockholders shall each vote at any regular or special meeting of stockholders (or by written consent) all Securities owned by such Stockholder (or as to which such Stockholder has voting power or voting control) to elect three (3) directors nominated by Motorsport and two (2) directors nominated by the holders of a majority of the shares of the Company’s capital stock held by GN, PF, Leo, HC2 and CGI.

(c) Any vote taken to remove any director elected pursuant to this Section 5.2, or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 5.2, shall also be subject to the provisions of this Section 5.2.

5.2 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein. The Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

5.3 Special Approval Rights. The Company shall not without Legacy Director Approval:

(a) Increase or decrease the number of members of the Board;

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(b) Take any action which results in a Change of Control (other than in connection with a Disposition of Shares in accordance Section 3.3 or any Transfer of Shares in accordance with Section 3.1 and 3.2);

(c) Amend, alter or repeal this Agreement or the certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, certificate of limited partnership, articles of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholder agreement, shareholder agreement or any other organizational document of the Company or any subsidiary thereof;

(d) Liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger, consolidation, recapitalization, reorganization or similar transaction in which the Company is a constituent party, or effect the sale, lease, transfer, exclusive license or other Disposition, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company;

(e) Create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of any class or series of capital stock;

(f) (i) Reclassify, alter or amend any existing security of the Company that is pari passu with the Common Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Common Stock in respect of any such right, preference, or privilege, or (ii) reclassify, alter or amend any existing security of the Company that is junior to the Common Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Common Stock in respect of any such right, preference or privilege;

(g) Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(h) Incur any (i) obligations for borrowed money or advances, in each case in excess of $1,500,000 in any fiscal year of the Company; (ii) obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments, in each case in excess of $1,500,000 in any fiscal year of the Company; (iii) indebtedness secured by any lien on property owned or acquired by such person, in each case in excess of $1,500,000 in any fiscal year of the Company; (iv) non-contingent obligations for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions, in each case in excess of $1,500,000 in any fiscal year of the Company or (v) contingent obligations in respect of the foregoing, in each case in excess of $1,500,000 in any fiscal year of the Company;

(i) Enter into or be a party to, or amend, alter or waive, any agreement or transaction with any director, officer, or employee of the Company or any Affiliate or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person; except for agreements or transactions contemplated by this Agreement or the Purchase Agreement (other than for purposes this exception, agreements and transactions regarding claims for indemnification or escrow between the Company and any Purchaser Indemnified Party (as defined in the Purchase Agreement));

(j) Abandon the business of developing and commercializing games utilizing NASCAR intellectual property or enter into a material new line of business (other than iRacing hosting);

(k) Sell, assign, license, pledge, or encumber material assets, technology or intellectual property of the Company with aggregate value of $1,500,000 or greater, other than in the ordinary course of business;

(l) (i) Adopt, amend or terminate any incentive plans, agreements or arrangements, or (ii) increase the number of shares of capital stock reserved pursuant to any stock incentive plans or reserved for future issuance to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to any other plan, agreement or arrangement;

(m) (i) Make an assignment for the benefit of creditors; (ii) file a voluntary petition in bankruptcy, (iii) become the subject of an order for relief or be declared insolvent in any federal or state bankruptcy or insolvency proceeding (unless such order is dismissed within ninety (90) days following entry); (iv) file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation; (v) file an answer or other pleading admitting or failing to contest the material allegation of a petition filed against the Company in any proceeding similar in nature to those described in the preceding clause, or otherwise failing to obtain dismissal of such petition within one hundred twenty (120) days following its filing; or (vi) seek, consent to, or acquiesce in, the appointment of a trustee, receiver, or liquidator of all or any substantial part of the Company’s properties;

(n) Until the earlier of the date when (i) Motorsport shall have made the 2019 Payment in accordance with the Purchase Agreement, (ii) the reduction of the 2019 Payment to zero as a result of the adjustment set forth in Section 1.3.1 of the Purchase Agreement and (iii) termination of the 2019 Payment pursuant to Section 1.3.2 of the Purchase Agreement, amend or modify, or make any expenditures or incur any obligations inconsistent with, the operating budget and business plan delivered to Motorsport on August 2, 2018 and approved and adopted by the Company’s Board on August 14, 2018;

(o) Do any of the foregoing directly or indirectly or with respect to any subsidiary of the Company; and/or

(p) Agree to do any of the foregoing.

As used herein, “Legacy Director Approval” shall mean the prior affirmative vote or prior written consent of at least one director nominated by the holders of a majority of the shares of the Company’s capital stock held by GN, PF, Leo, HC2 and CGI.

5.4 No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

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6. Preemptive Right.

6.1 For so long as a Stockholder holds Shares, such Stockholder shall have the pre-emptive right to purchase up to a pro rata percentage of all Equity Securities (as defined below) that the Company may propose to sell and issue after the date hereof, such percentage to be equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Securities or upon the exercise of outstanding warrants or options) of which such Stockholder is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Securities or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.

6.2 If the Company proposes to issue any Equity Securities, it shall give each Stockholder a written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Stockholder will have twenty (20) days after receiving such notice from the Company within which to exercise this preemptive right in writing by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.

6.3 Notwithstanding anything herein to the contrary, the pre-emptive rights in this Section 6 shall not be applicable to (i) the issuance of securities that are exempted from such pre-emptive right by the unanimous written consent of the Board, (ii) issuances of securities (and issuances of securities issued upon exercise of such securities) pursuant to any equity incentive plan, option plan, or similar arrangement for directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case as duly adopted by the Board, (iii) issuances of securities in connection with the Company’s acquisition of or merger with a third party entity or business with the prior approval of the Board and Legacy Director Approval pursuant to Section 5.4(d) above, (iv) issuances of securities in connection with any bank or lease financing to the Company duly approved by the Board; (v) issuances of securities in connection with any stock split or stock dividend by the Company; (vi) securities issued or issuable pursuant to options granted by the Company to Paul Brooks and Ed Martin to purchase 9,932 and 6,181 Shares of Common Stock, respectively; (vii) the Company entering into that certain amendment, which has been adopted by the board of the Company, to the warrant issued by the Company to NASCAR Team Properties to purchase 4,000 Shares of Common Stock, to the extent such amendment is entered in order to ensure that such warrant does not terminate upon the consummation of the transactions set forth in the Purchase Agreement, as well as any securities issued or issuable pursuant to such warrant; and (viii) the issuance of any Shares pursuant to the Purchase Agreement.

7. Financial Statements; Observer Rights.

7.1 Financial Statements.

(a) The Company shall deliver to each Stockholder:

(i) as soon as practicable, but in any event within twenty (20) days after the end of each fiscal year of the Company, preliminary unaudited statements of income and of cash flows for such fiscal year and an unaudited balance sheet and statement of stockholders’ equity as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP) (the “Annual Financial Statement”);

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(ii) as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company (A) a balance sheet as of the end of such year, (B) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the annual operating plan and capital budget for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, with all such financial statements to be prepared in accordance with GAAP and audited and certified by an independent registered public accounting firm of regionally recognized standing selected by the Company (the “Audited Financial Statements”);

(iii) as soon as practicable, but in any event within ten (10) days after the end of each of the first three (3) quarters of each fiscal year of the Company, preliminary unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP) (the “Quarterly Financial Statements”);

(iv) as soon as practicable, but in any event within twenty (20) days after the end of each of the first three (3) quarters of each fiscal year of the Company, final Quarterly Financial Statements;

(v) as soon as practicable, but in any event within thirty (30) days after the end of each of the non-quarter/year end months of each fiscal year of the Company, unaudited statements of income and an unaudited balance sheet as of the end of such fiscal month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP) (the “Monthly Financial Statements”);

(vi) contemporaneously with the delivery of, and with respect to, the financial statements called for in Sections 7.1(a)(ii) and (iv), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 7.1(a)(iv)) and fairly present in all material respects the financial condition of the Company and its results of operation for the periods specified therein; and

(vii) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Stockholder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 7.1 to provide information (A) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) Notwithstanding the foregoing, such financial statements shall be distributed within a time frame that will permit a Stockholder to, and shall provide such information concerning the operations of the Company as may be required for a Stockholder (or its Affiliates) to, prepare and timely submit filings with the Securities and Exchange Commission.

(c) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(d) Notwithstanding anything else in this Section 7.1 to the contrary, the Company may cease providing the information set forth in this Section 7.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, however, that the Company’s covenants under this Section 7.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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7.2 Observer Rights.

(a) As long as Leo owns at least one (1) Share of Common Stock, the Company shall invite a representative of Leo, who shall initially be Randall O. Rissman, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Stockholder or its representative is a competitor of the Company.

(b) As long as HC2 owns at least one (1) Share of Common Stock, the Company shall invite a representative of HC2, who shall initially be AJ Stahl, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Stockholder or its representative is a competitor of the Company.

(c) As long as PF owns at least one (1) Share of Common Stock, the Company shall invite a representative of PF, who shall initially be Brad Keselowski, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Stockholder or its representative is a competitor of the Company.

(d) As long as GN owns at least one (1) Share of Common Stock, the Company shall invite a representative of GN, who shall initially be Scott Secord, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Stockholder or its representative is a competitor of the Company.

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7.3 Assistance with Financial Reporting and Presentations. The Company shall, and shall cause its subsidiaries and their respective officers, managers, employees and representatives to, use commercially reasonable efforts to provide such cooperation in connection with the preparation of reports and information requests pursuant to HC2’s investment review requirements, applicable law or regulation, reports or presentations to Stockholders. HC2 shall provide advance notice to the Company and it should respond within a reasonable amount of time to the requests. The nature of such requests will be other financial and operational data that cannot be found in the financial statements provided in Section 7.1.

8. Termination of Agreement

This Agreement shall terminate on the earliest of:

8.1 Intentionally Omitted;

8.2 IPO. Upon an initial public offering of the Company’s equity securities; or

8.3 One Stockholder. At such time as only one (1) Stockholder remains, the Shares of all others having been Disposed of or repurchased.

9. Spousal Consents. By executing this Agreement, each of the Stockholders represents and warrants that he or she has secured the permission and consent of his or her respective spouse to enter into this Agreement and fully perform his or her respective obligations hereunder. Each Party whose spouse is not a Party to this Agreement shall obtain the signature of his or her spouse on the spousal consent in the form attached hereto as Exhibit A.

10. After-Acquired Shares. Shares acquired subsequent to the execution of this Agreement by a Stockholder shall be subject to the provisions of this Agreement to the same extent, and in the same manner, as Shares owned by a Stockholder on the date hereof.

11. Press Releases. Any press release or general media communication issued by the Company and/or any a Stockholder must be approved in writing by Motorsport prior to issuance of any such press release or general media communication.

12. Termination of the Prior Agreement and Release. The Company, GN, PF, Leo and HC2 hereby agree that the Prior Agreement, together with any and all rights, claims, liabilities and obligations imposed upon the parties thereto, is hereby terminated and void. Each of GN, PF, Leo and HC2, for itself and for its successors and assigns, hereby releases, remises, acquits, discharges and forever frees the Company, its successors and assigns, and Company’s other shareholders, officers, directors, representatives, employees and affiliates of and from any and all manner of actions, causes, causes of actions, claims for attorneys’ fees, suits, debts, liabilities, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, expenses, executions, claims and demands, with respect to or relating to or arising under or out of the Prior Agreement.

13. General Provisions.

13.1 Acknowledgement Concerning Counsel. Each of the Stockholders and the Company acknowledges and understands that this Agreement was prepared by Snell & Wilmer L.L.P., counsel for Motorsport, and that Snell & Wilmer L.L.P. does not represent any of the other Stockholders or the Company with respect to this Agreement, but only represents Motorsport. Each other Party acknowledges that, in executing this Agreement, such Person has had the opportunity to seek the advice of independent legal counsel, and such Person has read and understood all of the terms and provisions of this Agreement. Snell & Wilmer L.L.P. is hereby expressly made a third party beneficiary of this Agreement for purposes of this Section 13.1.

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13.2 Agreement to Perform Necessary Acts; Specific Performance. Each Party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Party shall be entitled to specific performance of the agreements and obligations of the other Parties hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction. Each Party to this Agreement hereby certifies all corporate, company or other requisite action with respect to such Party necessary for the authorization, execution and delivery of this Agreement by such Party and the performance of the obligations of such Party under this Agreement has been taken prior to such Party’s execution and delivery of this Agreement.

13.3 Attorneys’ Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which he, she, or it may be entitled.

13.4 Entire Agreement; Amendments. This Agreement (including the Exhibit attached hereto, which is hereby incorporated by reference and made apart hereof) constitutes the entire and final agreement among the Parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, commitments, communications and representations made among the Parties, whether written or oral, with respect to the subject matter hereof; provided, however, that with respect to the restrictive covenants contained in Section 4, this Agreement does not supersede or replace any prior agreements between the Company and any Stockholder other than the Prior Agreement. The provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all Parties to this Agreement.

13.5 Successors, Assigns, and Transferees. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representative, successors, and assigns. Each transferee or any subsequent transferee of Shares of the Company, or any interest in such Shares, shall, unless this Agreement expressly provides otherwise, hold such Shares or interest in the Shares subject to all of the provisions of this Agreement and shall make no further Dispositions except as provided in this Agreement. The rights and obligations of the Stockholders hereunder are not assignable without the prior consent of the Board and Legacy Director Approval (which shall not be unreasonably withheld, delayed or conditioned). Except in connection with an assignment by the Company by operation of law to the acquirer of the Company in accordance with this Agreement, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

13.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.7 Notices. Notices permitted or required under this Agreement shall be in writing and shall be given to the address on the signature page below by personal delivery (in which case notice shall be deemed given upon such personal delivery), by certified or registered mail (in which case notice shall be deemed given on the third business day after deposit with adequate postage), with next-business-day instruction by a recognized courier service (in which case notice shall be deemed given on the next business day), by electronic mail to the email address indicated for such Party on the signature page hereof (in which case notice shall be deemed given on the same date as the transmission of such email, unless such transmission occurs after regular business hours, in which case notice shall be deemed given on the next business day).

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13.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, irrespective of its choice of law principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal court sitting in Miami-Dade County, Florida, and if such court will not or cannot hear the case for any reason, the exclusive jurisdiction of any court of the State of Florida sitting in Miami-Dade County, Florida in respect of any action, suit or proceeding arising in connection with this Agreement and the transactions contemplated hereby and thereby, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein). Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 13.7. Such service of process shall have the same effect as if the party being served were a resident in the State of Florida and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

13.9 Captions and Pronouns. The captions of sections in this Agreement are for the convenience of the reader only and are not intended to be part of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identification of the person, firm, corporation, or other entity referred to may require.

13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or .PDF delivered via email will constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.

(The remainder of this page has been intentionally left blank.)

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date set forth above.

704GAMES COMPANY

By:	/s/ Paul Brooks
Name:	Paul Brooks
Title:	Chief Executive Officer

Address:	550 South Caldwell Street, 17th Floor
Charlotte, NC 28202
Attn:	Chief Executive Officer
Email:	paul@704games.com

704Games Company – Stockholders’ Agreement

PLAYFAST GAMES, LLC

By:	/s/ Paul Brooks
Name:	Paul Brooks
Title:	Managing Member

Address:	2500 Red Fox Trl
Charlotte, NC 28211

Attn:	Paul Brooks
Email:	paul@peaklandplace.com

704Games Company – Stockholders’ Agreement

GAMING NATION INC.

By:	/s/ Scott Secord
Name:	Scott Secord
Title:	President/CEO

Address:	207 Queens Quay, Suite 500
Toronto, ON

Attn:
Email:	ssecord@gamingnationinc.co

704Games Company – Stockholders’ Agreement

HC2 HOLDINGS 2, INC.

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Financial Officer

Address:	450 Park Avenue, 30th Floor
New York, NY 10022

Attn:	Michael J. Sena
Email:	msena@hc2.com

704Games Company – Stockholders’ Agreement

LEO CAPITAL HOLDINGS, LLC

By:	/s/ Randy Rissman
Name:	Randy Rissman
Title:	Manager

Address:

Attn:
Email:

704Games Company – Stockholders’ Agreement

Continental General Insurance Company

By:	/s/ James P. Corcoran
Name:	James P. Corcoran
Title:	Executive Chairman

Address:	450 Park Avenue, 30th Floor
New York, NY 10022

Attn: James P. Corcoran

Email:	jpcorcoran@jpcorcoran.com

704Games Company – Stockholders’ Agreement

MOTORSPORT GAMING US LLC

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Manager

Address:	5972 NE 4th Avenue
Miami, FL 33137
Attn: Legal and Yura Barabash
Email:	amanda@motorsport.com and
yb@motorsport.com

704Games Company – Stockholders’ Agreement

EXHIBIT A

SPOUSAL CONSENT

I acknowledge that I have read the foregoing Stockholders’ Agreement (the “Agreement”), and that I know and understand its contents. I am aware by its provisions, my spouse agrees to sell the shares of the capital stock (“Shares”) of 704GAMES COMPANY, a Delaware corporation, including my interest in them, upon certain events. I hereby approve of the provisions of the Agreement and consent to such sale; and I agree that I will not make any transfer of, or otherwise deal with, the Shares of my interest therein during my lifetime except as expressly permitted by the Agreement. Upon my death, I agree that I will not make any transfer of, or otherwise deal with, my interest in the Shares, whether by bequest or by application of residuary clause of my will or otherwise, in any manner which would have the effect of causing the Shares to cease being subject to the Agreement.

I further acknowledge that (a) I have had a fully opportunity to review the Agreement, (b) have been urged to seek independent legal advice regarding the terms of the Agreement and this Spousal Consent, and (c) that the Company’s attorneys or agents have not acted as legal counsel or tax advisor either for me or my spouse.

I hereby appoint my spouse, _________________, as my authorized representative to hereafter amend or otherwise modify the terms and conditions of the Agreement and to vote my interest in the Shares as defined therein, for any purposes which are contemplated within the terms and conditions of the Agreement, even to the extent they relate to my community property interest.

Executed on __________________, 2018.

Name:
Spouse of